MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT

Be it advised that this new Management and Administrative Services Agreement (the “Agreement”) is a revised and updated version of the "Agreement" that was issued effective January 15, 2009.  This new "Agreement" set forth is effective January 1, 2012 to December 31, 2018.

BETWEEN:	NEW FUEL SYSTEMS INC. (the "Company"), a company organized and existing under the laws of the province of British Columbia, Canada with its head office located at:

5641 - 201 Street, Suite #210
Langley, British Columbia V3A 8A4

AND:	HARTLIN MANAGEMENT SERVICES (the "Service Provider"), a company organized and existing under the laws of the province of British Columbia, Canada, with its head office located at:

5641 - 201 Street, Suite #210
Langley, British Columbia V3A 8A4

WHEREAS NEW FUEL SYSTEMS INC. ("the Company") wishes to retain the services of HARTLIN MANAGEMENT SERVICES (the “Service Provider”) to provide certain management and administrative services to NEW FUEL SYSTEMS INC.;

WHEREAS the Service Provider has the requisite expertise, ability and capacity to provide management and administration services to the Company and wishes to provide same;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS HEREIN CONTAINED AND OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES HERETO AGREE AS FOLLOWS:

1.           SERVICES

1.1	The Service Provider shall provide to the Company the management and administration services set out hereto, as may be amended from time to time:

a)           The Service Provider will be provided access to all information germane to the Company.
b)           Will assign a suitable qualified representative of the company as a designated point-of-contact.
c)           Participate in ad-hoc project review meetings to ensure steady progress.
d)           Provide professional management services on projects involving complex analysis ofinformation required to comply with the timely disclosure requirements and complexroutine imposed by regulatory bodies such as;
•	Assistance to senior management/the board of directors in preparing for a possible acquisition, joint venture, or other suitable vehicles in preparation for a public listing and further financing.
•	Analysis of corporate financial strategy.
•	Assist in preparation for the placement of potential financing groups.
e)           Responsible for the preparation, custody, and protection of statutory books and recordsrequired to be kept by the corporation under applicable legislation.
f)           Further, all documents required to be filed with governmental and regulatory bodies willbe either completed or supervised by the Service Provider.
g)           Maintenance of the Company financial records and due diligence required for all thefinancial filings required by the appropriate governmental agencies.
h)           Maintain company banking and accounting records, prepare required statements andmaterials for expense reporting as per the regulations and statutes set forth by RevenueCanada.
i)           Direct or coordinate the preparation of all documentation/correspondence required by theCompany.
j)           Carry out any other appropriate duties and responsibilities assigned by the Board ofDirectors and/or CEO of the Company.

2.          COMPENSATION AND EXPENSES AND INVOICING

2.1
In consideration for the Service Provider providing the management and administration services to the Company hereunder, the Company hereby agrees to pay to the Service Provider a fee of eight thousand CDN dollars ($8,000.00) per month in accordance with the terms and conditions set out below.

2.2	EXPENSES
The Company shall reimburse the Service Provider for reasonable travel and other businessexpenses incurred by the Service Provider and/or its representatives/agents in the performance ofthe duties set forth in Section 1 of this Agreement.

2.3       INVOICING
Company shall pay the amounts agreed to herein upon receipt of invoices which shall besubmitted by the Service Provider and/or its representatives/agents, and the Company shall paythe amount of such invoices to the Service Provider.

3.           TERM

3.1	The term of this new and revised agreement shall commence on January 01, 2012 and shall terminate December 31, 2018 unless otherwise agreed in writing by the parties hereto.

4.           ACCOUNTING

4.1
The Service Provider shall keep and maintain at a location designated from time to time by the Company fully detailed and proper records regarding all financial transactions involved in the management of the Company business and shall forward to the Service Provider on or before the 30th day of each month, a statement of receipts and disbursements in a form designated by the Service Provider. All such records shall be made available to the Service Provider and its representatives at reasonable times whenever requested.

5.           CORPORATE INFORMATION

5.1
The Company shall furnish to the Service Provider from time to time as required all information and all written authorizations or other documents necessary for the Service Provider to perform its duties hereunder.

6.           INDEMNIFICATION

6.1
The Company shall, during and after the termination of this agreement, indemnify and save the Service Provider completely harmless from any and all damages or injuries to persons or property, or claims, actions, obligations, liabilities, costs, expenses and fees arising from any cause whatsoever (except if due to the negligence of the Service Provider or those for whom it is responsible by law), with respect to the performance of its duties hereunder.

7.           TERMINATION

7.1           On termination of this Agreement:

(a)
the Service Provider shall, within sixty calendar days thereafter, render a final accounting to the Company which accounting shall include all adjustments between the parties to ensure that all commitments of the Business are provided for.

(b)	the Service Provider shall immediately surrender to the Company or as the Company may direct, all property, books and records of the Company then in the custody of the Service Provider.

8.           GENERAL

8.1	Nothing contained in this Agreement shall be construed as constituting the Service Provider a partner of or in joint venture with the Company.

8.2	The parties shall take all such further actions and execute all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

8.3	This Agreement shall be construed and interpreted in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein.

8.4
This Agreement may be executed in one or more counterparts each of which when so executed shall be deemed to be an original and such counterparts together shall constitute but one of the same instrument.

8.5
Any notice or payment to be given under this Agreement shall be in writing and delivered by hand or, except in the event of disruption of postal service, mailed by prepaid registered mail to the party at the address shown below and such notice shall be deemed to have been given on the day of delivery or on the fifth business day after mailing as aforesaid, as the case may be. In the case of a notice alone, such notice may also be sent by e-mail to the relevant party at the particulars set out below.

If to NEW FUEL SYSTEMS INC:

New Fuel Systems Inc.
5641 - 201 Street, Suite #210
Langley, BC  V3A 8A4
Attention: Jack Stuart, President, CEO
Tel: 604.532.2090
E-mail: tmkinvestments@yahoo.com

Notice of change of address or number or e-mail may be given by any party in the same manner.

8.6	The Company hereto have expressly required that this Agreement and all deeds, documents and notices relating hereto be drafted in the English language.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at Langley, British Columbia on the date indicated above.

COMPANY                                                                           SERVICE PROVIDER

/s/“Jack Stuart”                                                                     /s/“Karen Hartlin”

Authorized Signature                                                           Authorized Signature

Jack Stuart, President/CEO                                                  Karen Hartlin, Owner/Operator

Print Name and Title                                                              Print Name and Title